Nobel Learning Communities, Inc. Reports Record
                      Fiscal Year 2007 Revenues and Profits

                      Earnings per Share for Year Rise 59%

      WEST CHESTER, Pa., Sept. 10 /PRNewswire-FirstCall/ -- Nobel Learning Communities, Inc. (Nasdaq: NLCI), a leading operator of private preschools, elementary schools, and middle schools, today reported record revenues, net income and fully diluted earnings per share for the fiscal year ended June 30, 2007.

      Net income for fiscal 2007 increased 64.4% to $7,365,000 compared to net income of $4,479,000 for fiscal 2006 while earnings increased 59.1% to $0.70 per fully diluted share from $0.44 per fully diluted share for fiscal 2006. Results for the year reflect outstanding performance across key metrics including increased revenues and comparable school enrollment, higher margins, and lower borrowing costs, as well as gains from the disposition of non-strategic assets.

      Fiscal 2007 results include a net gain in operating income of $2,694,000 ($1,643,000 net of tax), or $0.16 per fully diluted share, related to non-recurring gains for asset sales and charges for the extinguishment of deferred loan origination fees and for a change in accounting estimate. Fiscal 2007 results also include a net loss in discontinued operations of $127,000 ($77,500 net of tax), or $0.01 per fully diluted share, related to non-recurring gains for asset sales and charges for lease reserves.

      Revenue for the fiscal year ended June 30, 2007 rose 13.0% to $182,817,000. Gross margin for fiscal 2007 expanded to 15.0% of revenue, from 14.2% of revenue in fiscal 2006. The rise in gross margin is an indicator of improvement in the company's core operations.

      For the fourth quarter of fiscal 2007, net income was $3,351,000, or $0.31 per fully diluted share, compared to fourth quarter fiscal 2006 net income of $2,206,000, or $0.22 per diluted share. Fourth quarter fiscal 2007 results include a gain of $1,087,000, ($678,000 net of tax) or $0.06 per fully diluted share, from the disposition of six schools during the quarter. Revenue for the fourth quarter of fiscal 2007 rose 13.4% to $48,935,000. Fourth quarter performance from continuing operations reflected sustained double digit revenue growth, a 100 basis point expansion of gross margin to 17.6% consistent with improved school operations, and lower interest expense, partially offset by higher general and administrative expenses.

      George Bernstein, President and Chief Executive Officer of Nobel Learning Communities, Inc. commented: "Fiscal 2007 was a record year for Nobel Learning in every respect with record revenue, net income and earnings per share. In addition to improved performance in almost every one of our key business metrics, we also successfully transitioned the company to a growth phase. Our goal is to grow organically and leverage our business model through increased enrollment and new school development, while also adding to our national footprint through opportunistic acquisitions. The success we have enjoyed both in the classroom and on the bottom line clearly demonstrates that we have a well developed strategy that can generate attractive growth and returns through disciplined implementation. With a strong balance sheet providing Nobel Learning with unprecedented financial flexibility, we are well positioned to profitably increase our share of the private pay, preschool through eighth grade education market in a manner that increases shareholder value."

      About Nobel Learning Communities
      Nobel Learning Communities, Inc. is a national network of over 155 nonsectarian private schools, including preschools, elementary schools, and middle schools in 13 states across the nation and the District of Columbia. Nobel Learning Communities provides high-quality private education, with small class sizes, caring and skilled teachers, and attention to individual learning styles. Nobel Learning Communities also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone(R) summer program, learning support programs, and specialty high schools. For more information on Nobel Learning Communities, please visit http://www.NobelLearning.com.

      Except for historical information contained in this press release, the information in this press release consists of forward looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market conditions, competitive conditions including tuition price sensitivity, execution of growth strategy, changes in labor force reducing demand or need for private schools and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in the Company's filings with the SEC. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.

      NLCI-F

                        Nobel Learning Communities, Inc.
                      Consolidated Statements of Operations
    For the Thirteen and Fifty Two Weeks Ended June 30, 2007 and July 1, 2006
                      (In thousands except per share data)
                                   (Unaudited)

                                   Thirteen Weeks Ended    Fifty Two Weeks Ended
                                   ---------------------   ---------------------
                                     June 30,   July 1,    June 30,      July 1,
                                       2007      2006        2007         2006
                                   ---------   ---------   ---------   ---------

Revenues                           $  48,935   $  43,143   $ 182,817   $ 161,757
                                   ---------   ---------   ---------   ---------
Gross Profit                           8,614       7,175      27,492      23,047
General and administrative expenses    4,137       3,103      16,993      13,523
                                   ---------   ---------   ---------   ---------
Operating income                       4,477       4,072      10,499       9,524
Interest expense                          70         313       1,385       1,469
Other income                            (26)       (126)     (3,871)       (350)
                                   ---------   ---------   ---------   ---------
Income from continuing operations
 before income taxes                   4,433       3,885      12,985       8,405
Income tax expense                     1,729       1,522       5,064       3,285
                                   ---------   ---------   ---------   ---------
Income from continuing operations      2,704       2,363       7,921       5,120
Income (loss) from discontinued
 operations, net of taxes                647       (157)       (556)       (641)
                                   ---------   ---------   ---------   ---------
Net income                             3,351       2,206       7,365       4,479
Preferred stock dividends                 --         131         325         487
                                   ---------   ---------   ---------   ---------
Income available to common
 stockholders                      $   3,351   $   2,075   $   7,040   $   3,992
                                   =========   =========   =========   =========
Weighted average common shares -
 diluted                              10,646      10,143      10,580      10,080

Diluted income per share:
Income from continuing operations $ 0.25 $ 0.23 $ 0.75 $ 0.51 Income (loss) from discontinued
 operations                             0.06      (0.01)      (0.05)      (0.07)
                                   ---------   ---------   ---------   ---------
Income per share                   $    0.31   $    0.22   $    0.70   $    0.44
                                   =========   =========   =========   =========


                                            As of             As of
Selected Balance Sheet data:            June 30, 2007      July 1, 2006
-----------------------------------   -----------------  ---------------
Cash and cash equivalents               $     3,814       $     9,837
Property and equipment, net                  24,412            25,707
Goodwill and intangible assets, net          51,681            39,902
Deferred revenue                             12,835            11,885
Total debt                                       --            13,180
Stockholders' equity                         54,218            46,280


    Certain reclassifications have been made to the prior year condensed financial statements to conform to current period presentation. Certain financial information is presented on a rounded basis, which may cause minor differences.